Exhibit 10.29

CREDIT AND SECURITY AGREEMENT BY AND AMONG BIOVEST INTERNATIONAL, INC. AND PABETI, INC. AND VALENS U.S. SPV I, LLC VALENS OFFSHORE SPV II, CORP. AND LV ADMINISTRATIVE SERVICES, INC.
As of December 18, 2013

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS		1
Section 1.1.	Definitions	1
Section 1.2.	Other Definitional Terms; Rules of Interpretation	6

ARTICLE II AMOUNT AND TERMS OF THE CREDIT FACILITY		6
Section 2.1.	Advances.	6
Section 2.2.	The Notes.	6
Section 2.3.	Notice and Manner of Borrowing.	7
Section 2.4.	Interest; Application of Payments; Usury.	8
Section 2.5.	Time for Principal and Interest Payments; Mandatory Repayment; Payment on Non-Business Days.	8
Section 2.6	No Voluntary Prepayment	9
Section 2.7	Use of Proceeds	9
Section 2.8	Liability Records	9
Section 2.9	Single Loan	9
Section 2.10	Grants, Rights and Remedies	9

ARTICLE III SECURITY INTEREST; OCCUPANCY; SETOFF		9
Section 3.1.	Grant of Security Interest	9
Section 3.2.	Lien Perfection; Further Assurances	9
Section 3.3.	Notification of Account Debtors and Other Obligors	10
Section 3.4.	Assignment of Insurance	10
Section 3.5.	Occupancy	11
Section 3.6.	License	11
Section 3.7.	Setoff	12
Section 3.8.	Collateral	12
Section 3.9.	Survival	12

ARTICLE IV CONDITIONS OF LENDING		12
Section 4.1.	Conditions Precedent to Advances	12

ARTICLE V REPRESENTATIONS AND WARRANTIES		12
Section 5.1.	Existence and Power; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number	12
Section 5.2.	Authorization of Borrowing; No Conflict as to Law or Agreements	13
Section 5.3.	Binding Agreement	13
Section 5.4.	U.S.A. Patriot Act..	13

ARTICLE VI COVENANTS		14
Section 6.1.	Reporting Requirements	14
Section 6.2.	Permitted Liens; Financing Statements	14

i

ii

Section 9.10.	Binding Effect; Assignment; Complete Agreement; Sharing Information; Confidentiality	27
Section 9.11.	Severability of Provisions	27
Section 9.12.	Headings	27
Section 9.13.	Election of Remedies	28
Section 9.14.	Governing Law; Jurisdiction, Venue	28

iii

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (the “Agreement”) is made and entered into as of December 18, 2013, by and among (i) BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Borrower”); (ii) PABETI, INC., an Illinois corporation (the “Pabeti Lender”); (iii) VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), and VALENS OFFSHORE SPV II, CORP., a Delaware corporation (“Valens Offshore II” and together with Valens U.S., collectively, the “LV Lenders”, and together with the Pabeti Lender, individually a “Lender” and collectively the “Lenders”); and (iv) LV ADMINISTRATIVE SERVICES, INC., a Delaware corporation in its capacity as the agent for the Lenders (the “Agent”).  Each of the Borrower, the Pabeti Lender, the LV Lenders and the Agent is a “Party” and collectively they are the “Parties” to this Agreement.

RECITALS

WHEREAS, the Borrower is in need of financing in order to fund its business operations until such time as it secures alternative forms of financing, and has asked the Lenders to make loans and advances to the Borrower in a principal amount not to exceed $3,500,000.00 in the aggregate;

WHEREAS, the Lenders are willing to provide such financing to the Borrower, subject to the terms and conditions set forth in this Agreement, including that, all of the Obligations (as hereinafter defined) hereunder are secured by a first priority lien on and security interest in substantially all of the Borrower’s assets as set forth herein.

NOW THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.          Definitions.  Except as otherwise expressly provided in this Agreement, the following terms shall have the meanings given them in this Section:

 “Accounts” has the meaning ascribed to such term under the UCC.

“Advance Approval” has the meaning ascribed to it in Section 2.3(a).

“Advance Percentage” means, as to each LV Lender, its percentage of the Maximum LV Lenders Advance Amount, as set forth on Schedule 1 attached hereto.

“Advance Shortfall” has the meaning ascribed to it in Section 2.3(b).

“Advances” has the meaning ascribed to it in Section 2.1.

“Agent” has the meaning ascribed to it in the Preamble.

“Agreement” means this Credit and Security Agreement, as it may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Books and Records” means all books (financial and otherwise), records (financial and otherwise), contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with governmental authorities, and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

“Borrower” has the meaning ascribed to it in the Preamble.

“Business Day” means a day on which the Federal Reserve Bank of New York is open for business.

“Bylaws” means the Bylaws of the Borrower, as amended or amended and restated, as of the date of this Agreement.

“Charter” means the certificate of incorporation of the Borrower, as amended or amended and restated, as of the date of this Agreement.

“Closing Date” means the date of the closing of the transactions contemplated hereby which shall be the date hereof, or such other time as the Borrower and the Agent may mutually agree in writing.

“Collateral” means all right of title and interest of the Borrower in and to Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, documents of title, Equipment, Inventory, General Intangibles, Intellectual Property Rights, goods, instruments, Investment Property, letter-of-credit rights, and letters of credit, together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lenders; (vii) proceeds of any and all of the foregoing; (viii) Books and Records of the Borrower, including all mail or electronic mail addressed to the Borrower; and (ix) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights.

“Constituent Documents” means the Charter and the Bylaws.

“Pabeti Lender” has the meaning ascribed to it in the Preamble.

“Credit Facility” means the credit facility under which Advances may be funded to the Borrower by the Lenders in accordance with the terms of this Agreement.

“Default” means an event that, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Period” means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Agent in writing as the date that such Default or Event of Default has been cured or waived.

“Deposit Account” means the Borrower’s bank account at [Wells Fargo Bank, N.A.], into which the Agent shall deposit by wire transfer any Advances hereunder.

“Dollars” or “$” means lawful currency of the United States of America.

“Equipment” has the meaning ascribed to such term under the UCC.

“Event of Default” has the meaning ascribed to it in Section 7.1.

“Executive Officer” means, when used with reference to the Borrower, Carlos F. Santos, Ph.D., its chief executive officer.

“GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the Borrower’s prior audited financial statements.

“General Intangibles” has the meaning ascribed to such term under the UCC.

“Indebtedness” means any and all advances, debts, commissions, fees, obligations and liabilities of the Borrower to the Lenders and the Agent, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

“Indemnified Liabilities” has the meaning ascribed to it in Section 9.6.

“Indemnitees” has the meaning ascribed to it in Section 9.6.

“Infringement” or “Infringing”, when used with respect to Intellectual Property Rights, means any infringement or other violation of Intellectual Property Rights.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, patent applications and registrations, service marks, trade dress, trade secrets, trademarks, trade names, designs or mask works.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement in the form attached hereto as Exhibit A, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Inventory” has the meaning ascribed to such term under the UCC.

“Investment Property” has the meaning ascribed to such term under the UCC.

“Leased Real Property” means the Borrower’s offices and facilities located at (i) 300 South Hyde Park Avenue, Suite 210 in Tampa, Florida and (ii) 8500 Evergreen Boulevard, NW in Minneapolis, Minnesota.

“Lender” and “Lenders” have the meanings ascribed to them in the Preamble.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired, and whether arising by agreement or operation of law.

“Loan Documents” means this Agreement, the Notes, the Security Documents, and every other agreement, note, document, contract or instrument to which the Borrower now or in the future may be a party with the Lenders or the Agent with respect to the Credit Facility.

“LV Lenders” has the meaning ascribed to it in the Preamble.

“Material Adverse Effect” means any of the following:

(i)          A material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of the Borrower;

(ii)         A material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents;

(iii)        A material adverse effect on the ability of the Agent to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Documents, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or

(iv)        any claim against the Borrower, not previously disclosed to the Lenders, with a reasonable likelihood of an adverse decision that would result in the occurrence of an event described in clauses (i), (ii), or (iii) above.

“Maturity Date” means December 18, 2018.

“Maximum Pabeti Lender Advance Amount” means $980,000.00.

“Maximum LV Lenders Advance Amount” means in respect of Valens U.S. $353,850.00 and in respect of Valens Offshore II, $2,166,150.00

.
“Notes” mean, collectively, the Secured Promissory Notes executed by the Borrower and payable to the order of (i) the Pabeti Lender with respect to the Maximum Pabeti Lender Advance Amount and (ii) the LV Lenders with respect to the Maximum LV Lenders Advance Amounts, which shall be substantially in the form of Exhibit B attached hereto, as the same may be renewed and amended from time to time, and all replacements thereto.

“Notice of Borrowing” has the meaning ascribed to it in Section 2.3.

“Obligations” means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lenders, including, without limitation, all Advances, Indebtedness, fees and other obligations hereunder and under the other Loan Documents, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lenders alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several.

“OFAC” has the meaning ascribed to it in Section 6.6(b).

“Party” and “Parties” have the meanings ascribed to them in the Preamble.

“Permitted Lien” and “Permitted Liens” have the meanings ascribed to them in Section 6.2(a).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Preamble” means the first paragraph of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Security Documents” means, collectively, this Agreement, the Intellectual Property Security Agreement, and any other Loan Document delivered to the Agent from time to time to secure the Obligations.

“Security Interest” has the meaning ascribed to it in Section 3.1.

“Subsidiary” means any Person of which more than fifty percent (50%) of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Surplus Working Capital” has the meaning ascribed to it in Section 2.5(a).

“Termination Date” means the earlier of (i) the Maturity Date, (ii) the date of full payment of all Obligations pursuant to the proviso of Section 2.5 herein; or (iii) the date the Agent demands payment of the Obligations following an Event of Default.

“UCC” means the Uniform Commercial Code in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this Agreement.

“U.S.A. Patriot Act” has the meaning ascribed to it in Section 5.4.

“Valens Offshore II” has the meaning ascribed to it in the Preamble.

“Valens U.S.” has the meaning ascribed to it in the Preamble.

Section 1.2.          Other Definitional Terms; Rules of Interpretation.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.  All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  References herein to Articles, Sections, subsections, Exhibits, Schedules and the like are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”.  Defined terms include in the singular number the plural and in the plural number the singular.  Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor.  Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

ARTICLE II

AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.1.          Advances.  The Pabeti Lender and the LV Lenders may elect, in their respective sole discretion and subject to the terms and conditions of this Agreement, to make advances (the “Advances”) to the Borrower from the Closing Date to and until (but not including) the Termination Date.

Section 2.2.          The Notes.  The Advances by the Pabeti Lender and the LV Lenders shall be evidenced by the Notes.  The Agent is hereby irrevocably authorized by the Borrower to enter on the schedule forming a part of the Notes, or otherwise in its records, appropriate notations evidencing the date and the amount of each Advance, and, in the absence of manifest error, such notations shall constitute prima facie evidence thereof.  The Agent is hereby irrevocably authorized by the Borrower to attach to and make a part of each of the Notes a continuation of any such schedule as and when required.  No failure on the part of the Agent to make any notation as provided in this Section 2.2 shall in any way affect any Advance or the rights of the Lenders under the Loan Documents or the Obligations of the Borrower.

Section 2.3.          Notice and Manner of Borrowing.

(a)           Whenever the Borrower desires to obtain an Advance hereunder, the Borrower shall give notice to the Agent (which notice shall be irrevocable) by e-mail or telephone received by no later than 10:00 am., New York, New York time, on the date that is one (1) Business Day before the day on which the requested Advance is to be made. Each such notification by telephone pursuant to this Section 2.3 shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit C attached hereto (a “Notice of Borrowing”); provided that, if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall be conclusive absent manifest error.  Each Notice of Borrowing shall specify (i) the requested date of such borrowing (which shall be a Business Day), and (ii) the principal amount of Advance to be borrowed.  Upon receipt of a Notice of Borrowing from the Borrower, the Agent shall distribute such Notice of Borrower to each of the Pabeti Lender and the LV Lenders requesting their approval of the Advance requested in such Notice of Borrowing (each, an “Advance Approval”).

(b)           To the extent that each of the Pabeti Lender and the LV Lenders agree to fund a amount to the Borrower requested in a Notice of Borrower referred to in Section 2.3(a) above and subject to the terms and conditions hereof, the applicable Lender shall make available to the Agent, in immediately available funds, on the date upon which any Advance is to be made to the Borrower, the entire amount of the requested Advance; provided that, in the case of an Advance by the LV Lenders, each LV Lender shall be required to make available to the Agent such LV Lender’s Advance Percentage of the requested Advance.  In the event that any LV Lender refuses or fails to make available to the Agent such LV Lender’s Advance Percentage of the requested Advance (the “Advance Shortfall”), the remaining LV Lenders shall immediately make available to the Agent the amount of the Advance Shortfall based on each such LV Lender’s Advance Percentage (not taking into account in such instance the Advance Percentage of the LV Lender that refused or failed to make available its share of the required Advance).  The Agent shall, in turn, disburse each Advance on the effective date specified therefore by wire transfer to the Deposit Account.  In no event shall the Agent (in its capacity as the Agent) have any obligation to fund any Advances.

(c)           Notwithstanding the foregoing, in no event shall the Pabeti Lender and/or the LV Lenders have any obligation to make an Advance to the Borrower hereunder to the extent that the requested Advance was not approved by all Lenders as described in Section 2.3(a) above or, in the case of the Pabeti Lender, the amount of the requested Advance from the Pabeti Lender exceeds, together with all other Pabeti Advance Amounts, the Maximum Pabeti Lender Advance Amount, and, in the case of the LV Lenders, the amount of the requested Advance from the LV Lenders exceeds the Maximum LV Lenders Advance Amount.

(d)           All of the Advances shall be secured by the Collateral.

Section 2.4.          Interest; Application of Payments; Usury.

(a)           Interest. The principal amount of the Advances shall bear interest at the rate of twelve percent (12%) per annum and shall be calculated based on a year of 360 days for the actual number of days elapsed.

(b)           Application of Payments. Any payments required to be made by the Borrower hereunder shall be applied to the Obligations on the first Business Day after receipt by the Agent in the Agent’s general account.  The Agent shall apply such payments in satisfaction of the Obligations in such order as the Agent determines in its sole discretion.

(c)           Usury.  No change in the interest rate hereunder shall be put into effect which would result in an interest rate greater than the highest rate permitted by law.  Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lenders are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws.  If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the Obligations evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lenders.  This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lenders, or their successors and assigns.

Section 2.5.      Time for Principal and Interest Payments; Mandatory Repayment, Payment on Non-Business Days.

(a)           Time for Principal and Interest Payments; Mandatory Repayment.  The outstanding principal amount of all Advances and all accrued and unpaid interest on the Advances shall be due and payable on the Termination Date; provided, however, that if at any time after the Closing Date the Borrower shall have funds in excess of $5 million dollars (as reflected on Borrower’s Books and Records) available for use as “working capital” on the last day of any month prior to the Termination Date, within one Business Day following the date of determination thereof, the amount of such funds that are in excess of $5 million (hereinafter “Surplus Working Capital”) shall be applied as a mandatory repayment of the principal amount of all Advances and all accrued and unpaid interest on the Advances.  In the event that the Surplus Working Capital is insufficient to fully repay all the Obligations, then the Surplus Working Capital shall be applied to repay the Obligations pro rata amongst the Lenders in relation to their respective portions of the outstanding Obligations immediately prior to such repayment.

(b)           Payment on Non-Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Advances hereunder.

Section 2.6           No Voluntary Prepayment.  The Borrower may not prepay the Advances, in whole or in part, except pursuant to Section 2.5(a) herein.

Section 2.7           Use of Proceeds.  The Borrower shall use the proceeds of Advances for the purpose of funding it general working capital costs and expenses.

Section 2.8           Liability Records.  The Agent may maintain from time to time, at its discretion, records as to the Obligations.  All entries made on any such record, if presented to the Borrower, shall be presumed correct until the Borrower establishes the contrary.  Upon the Agent’s demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding.  Any billing statement or accounting rendered by the Agent shall be conclusive and fully binding on the Borrower unless the Borrower gives the Agent written notice of its objection to any billing statement or accounting within thirty (30) days after receipt thereof.

Section 2.9          Single Loan.  All Advances to the Borrower and all of the other Obligations of the Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower secured by all of the Collateral.

Section 2.10         Grants, Rights and Remedies.  The Liens and the Security Interest granted pursuant to Article III may be independently granted by the Loan Documents.  This Agreement and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agent hereunder and thereunder are cumulative.

ARTICLE III

SECURITY INTEREST; OCCUPANCY; SETOFF

Section 3.1.          Grant of Security Interest.  The Borrower hereby pledges, assigns and grants to the Agent, for the benefit of itself and as agent for the Lenders, a continuing first priority Lien and security interest in the Collateral (collectively referred to as the “Security Interest”), as security for the payment and performance of the Indebtedness due hereunder. Upon request by the Agent, the Borrower will grant to the Agent, for the benefit of itself and as agent for the Lenders, a security interest in all commercial tort claims that the Borrower may have against any Person.

Section 3.2.          Lien Perfection; Further Assurances.  The Borrower shall execute such instruments, assignments, mortgages, or documents as are necessary to perfect the Agent’s Liens upon any of the Collateral and shall take such other action as may be reasonably required to perfect or to continue the perfection of the Agent’s Liens upon the Collateral.  The Borrower hereby irrevocably authorizes the Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of Delaware or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of the Borrower’s location for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower, and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Borrower agrees to furnish any such information to the Agent promptly upon request.  The Borrower also ratifies its authorization for the Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  At the Agent’s request, the Borrower shall also promptly execute or cause to be executed and shall deliver to the Agent any and all documents, instruments and agreements deemed necessary by the Agent to give effect to or carry out the terms or intent of the Loan Documents hereunder.  For purposes of any such financing statements, the Borrower represents and warrants that the following information is true and correct:

Name and address of the Borrower:
Biovest International, Inc.
300 South Hyde Park Avenue, Suite 210
Tampa, Florida 33606

Federal Employer Identification No.: 41-1412084
Delaware Organizational Identification No.: 3362955

Section 3.3.          Notification of Account Debtors and Other Obligors.  The Agent may, at any time during a Default Period, notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Agent for security and shall be paid directly to the Agent.  The Borrower will join in giving such notice if the Agent so requests.  At any time after the Borrower or the Agent gives such notice to an account debtor or other obligor, the Agent may, but need not, in the Agent’s name or in the Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.  Upon the occurrence of an Event of Default and during the continuation thereof, the Agent may, in the Agent’s name or in the Borrower’s name, as the Borrower’s agent and attorney-in-fact, notify the United States Postal Service for delivery of the Borrower’s mail to any address designated by the Agent, provided that the Agent shall also notify the Borrower promptly after it provides such notice to the United States Postal Service, and/or otherwise intercept the Borrower’s mail, and receive, open and dispose of the Borrower’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower’s account or forwarding such mail to the Borrower’s last known address.

Section 3.4.          Assignment of Insurance.  As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Agent any and all monies (including proceeds of insurance and refunds of unearned premiums (except as may otherwise be provided in any premium finance agreement to which the Borrower is or may be a party)) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Agent.  At any time, whether or not a Default Period then exists, the Agent may (but need not), in the Agent’s name or in the Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies), or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Agent to be applied, at the option of the Agent, either to the prepayment of the Obligations or shall be disbursed to the Borrower under staged payment terms reasonably satisfactory to the Agent for application to the cost of repairs, replacements, or restorations.  Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

Section 3.5.          Occupancy.

(a)           The Borrower hereby irrevocably grants to the Agent the right to take possession of the Leased Real Property at any time following an Event of Default within three (3) days of the Borrower’s receipt of notice thereof from the Agent, to the exclusion of Borrower.

(b)           The Agent may use the Leased Real Property only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of items that are Collateral and for other purposes that the Agent may in good faith deem to be related or incidental purposes.

(c)           The Agent’s right to hold the Leased Real Property shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all items constituting Collateral and delivery of all such items to purchasers.

(d)           The Agent shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Leased Real Property; provided, however, that if the Agent does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Leased Real Property, the Borrower shall reimburse the Agent promptly for the full amount thereof.  In addition, the Borrower will pay, or reimburse the Agent for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Agent by reason of the provisions of this Section 3.5.

Section 3.6.          License.  Without limiting the generality of any other Security Document, the Borrower hereby grants to the Agent for so long as any Obligations remain outstanding hereunder a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower following an Event of Default for the purpose of:  (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing; and (b) selling, licensing, leasing or otherwise disposing of any or all Collateral during any Default Period.

Section 3.7.          Setoff.  The Agent may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lenders, whether or not due, against any outstanding Obligations that are due and payable under the Loan Documents.

Section 3.8.          Collateral.  This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency.  The Agent’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Agent need not otherwise preserve, protect, insure or care for any Collateral.  The Agent shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.  The Agent has no obligation to clean up or otherwise prepare the Collateral for sale.  The Borrower waives any right it may have to require the Agent or the Lenders to pursue any third Person for any of the Obligations.

Section 3.9.          Survival.  The Liens, lien priority, and other rights and remedies granted to the Agent and the Lenders pursuant to this Agreement and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Borrower, or by any other act or omission whatsoever.

ARTICLE IV

CONDITIONS OF LENDING

Section 4.1.          Conditions Precedent to Advances.  The Pabeti Lender’s and each LV Lender’s obligation to make any Advances shall be subject to the receipt by the Agent of an Advance Approval from each Lender as relates to a requested Advance, which Advance Approval shall be in the sole and absolute discretion of each Lender to provide to or withhold from Agent.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and the Lenders as follows:

Section 5.1.          Existence and Power; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number.  The Borrower is a corporation, duly organized and validly existing under the laws of the State of Delaware and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where failure so to be licensed or qualified would not have a Material Adverse Effect.   The Borrower has all requisite power to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party.  The Borrower’s chief executive office and principal place of business is located at 300 South Hyde Park Avenue, Suite 210, Tampa, Florida 33606, and all of the Borrower’s records relating to its business or the Collateral are kept at the Leased Real Property.  All Inventory and Equipment of the Borrower is located at the Leased Real Property.  The Borrower’s federal employer identification number and organizational identification number in the State of Delaware are set forth in Section 3.2.

Section 5.2.          Authorization of Borrowing; No Conflict as to Law or Agreements.  The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (ii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower; (iii) violate the Borrower’s Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party as of the date of this Agreement or by which it or its properties may be bound or affected as of the date of this Agreement; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

Section 5.3.          Binding Agreements.  This Agreement is, and on the Closing Date each of the Loan Documents to which the Borrower is a party and executes will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.4.          U.S.A. Patriot Act.  To the extent applicable, the Borrower is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the “U.S.A. Patriot Act”).  No part of the proceeds of the Advances will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VI

COVENANTS

Until all Indebtendess has been indefeasibly repaid in full and this Agreement has been terminated, the Borrower will comply with the following requirements, unless the Agent and each Lender shall otherwise consent in writing:

Section 6.1.          Reporting Requirements.  The Borrower will deliver, or cause to be delivered, to the Agent each of the following:

(a)           Litigation.  Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower which seek a monetary recovery against the Borrower in excess of $10,000 or seek to enjoin the transactions contemplated hereby or challenge the validity or enforceability of this Agreement or the Agent’s Liens on the Collateral.

(b)           Defaults.  By no later than three (3) days after the Borrower becomes aware of a Default, an Event of Default or a Material Adverse Effect, notice in writing of such occurrence.

(c)           Executive Officers and Directors.  Promptly upon knowledge thereof, notice in writing of any change in the persons constituting the Borrower’s Executive Officers and directors.

(d)           Collateral.  Promptly upon knowledge thereof, notice in writing of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral.

(e)           Violations of Law.  Promptly upon knowledge thereof, notice in writing of the Borrower’s violation of any law, rule or regulation, the non-compliance with which would reasonably be likely to result in a Material Adverse Effect on the Borrower.

(f)           Monthly Reports.  As soon as available and in any event within fifteen (15) Business Days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Borrower as at the end of and for such month and for the year to date period then ended, prepared in reasonable detail and all in accordance with GAAP, subject to year-end adjustments.

Section 6.2.          Permitted Liens; Financing Statements.

(a)           The Borrower will not create, incur or suffer to exist any Lien upon any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (each a “Permitted Lien” and collectively, the “Permitted Liens”):

(i)           Liens in existence on the date of this Agreement and that are listed in Schedule 6.2 attached hereto;

(ii)          the Security Interest and Liens created by this Agreement; and

(iii)         Liens for taxes not yet due and payable or for taxes being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens.

(b)           The Borrower will not amend any financing statements in favor of the Agent except as permitted by law.

Section 6.3.          Indebtedness.  The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower’s behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(a)           indebtedness relating to Permitted Liens;

(b)           indebtedness to trade creditors incurred in the ordinary course of business not to exceed $50,000;

(c)           deferred taxes, to the extent permitted or required to be accounted for under GAAP; and

(d)           indebtedness incurred pursuant to this Agreement.

Section 6.4.          No Securities Issuances.  The Borrower will not sell, transfer or issue (i) any of the Borrower’s shares of any class of capital stock or other equity interests; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares.

Section 6.5.          Books and Records; Collateral Examination, Inspection and Appraisals.

(a)           The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to its business and financial condition and such other matters as the Agent may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Agent’s request and at the Agent’s expense, will permit any officer, employee, attorney, accountant or other agent of the Agent to audit, review, make extracts from or copy any and all Books and Records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower’s affairs with any of its directors or Executive Officers.

(b)           The Borrower will permit the Agent or its employees, accountants, attorneys or agents, at the Borrower’s expense, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

Section 6.6.          Compliance with Laws.

(a)           The Borrower shall (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would have a Material Adverse Effect on its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state, provincial or local law, statute or ordinance.

(b)           The Borrower shall (i) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lenders to violate any of the foreign asset control regulations of the Office of Foreign Assets Control (“OFAC”) or other applicable law, (ii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iii) otherwise comply with the U.S.A. Patriot Act as required by federal law and the Agent’s and the Lenders’ policies and practices.

Section 6.7.          Payment of Taxes and Other Claims.  The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state, provincial and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided that, the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 6.8.          Maintenance of Properties.

(a)           The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in all material respects in good condition, repair and working order (normal wear and tear excepted).  The Borrower will take all commercially reasonable steps necessary to protect and maintain its material Intellectual Property Rights.

(b)           The Borrower will defend the Collateral against all Liens (other than Permitted Liens), claims or demands of all Persons (other than the Agent and the holders of Permitted Liens) claiming the Collateral or any interest therein.  The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens.  The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its material Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person’s Intellectual Property Rights which would reasonably be likely to result in a Material Adverse Effect.

Section 6.9.          Insurance.  The Borrower will obtain and at all times maintain insurance with insurers acceptable to the Agent, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Agent, but in all events in such amounts and against such risks as are usually carried by companies engaged in a similar business and owning similar properties as the Borrower.  Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Agent may reasonably request, with any loss payable to the Agent to the extent of its interest.  Within ten days of the Agent’s written request, Borrower shall deliver to the Agent a lender’s loss payable endorsement for the Agent’s benefit consistent with this Agreement.

Section 6.10.        Preservation of Existence.  The Borrower will preserve and maintain its existence and all of its material rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in all material respects in an orderly, efficient and regular manner.

Section 6.11.        Delivery of Instruments.  Upon request by the Agent, the Borrower will promptly deliver to the Agent in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

Section 6.12.        Sale or Transfer of Assets.  The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) all or any portion of its assets, or (ii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person, except for sales of inventory in the ordinary course of business.  Borrower will not transfer any part of its ownership interest in any material Intellectual Property Rights.  The Borrower will not license any other Person to use any of the Borrower’s Intellectual Property Rights.

Section 6.13.        Consolidation and Merger; Asset Acquisitions.  The Borrower will not consolidate or amalgamate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation, amalgamation or merger) all or substantially all the assets of any other Person.

Section 6.14.        Place of Business; Name.  The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location.  The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state, province or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest.  The Borrower will not change its name or jurisdiction of organization.

Section 6.15.        Performance by the Agent.  If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, immediately upon the occurrence of such failure, the Agent may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Agent’s option, in the Agent’s name) and may, but need not, take any and all other actions which the Agent may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Agent on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Agent, together with interest thereon from the date expended or incurred at the interest rate set forth in Section 2.4(a).  To facilitate the Agent’s performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Agent, or the Agent’s delegate, acting alone, as the Borrower’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements required to be obtained, executed, delivered or endorsed by the Borrower hereunder.

ARTICLE VII

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 7.1.          Events of Default.  “Event of Default”, wherever used herein, means any one of the following events:

(a)           default in any payment due under the Notes as provided in this Agreement, or any default with respect to payment of any other Obligations due from the Borrower to the Lenders as provided in this Agreement; or

(b)           Any representation, warranty or statement made or furnished by the Borrower in this Agreement or any other Loan Document shall at any time be false or misleading in any material respect on the date as of which made or deemed made; or

(c)           the Borrower shall Default in the performance of any material term, covenant or agreement contained in this Agreement or the other Loan Documents, which Default, if capable of cure, is not cured within thirty (30) days after such Default; or

(d)           The Borrower shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

Section 7.2.          Rights and Remedies.   (a) Upon an Event of Default and at any time thereafter, Agent may declare all Obligations immediately due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives, and the Agent shall have, in addition to all other rights provided herein and in each other Loan Document, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which the Agent may be entitled, including the right to take immediate possession of the Collateral, to require the Borrower to assemble the

Collateral, at the Borrower’s expense, and to make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties and to enter any of the premises of the Borrower or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of the Borrower, the Borrower agrees not to charge the Agent or any Lender for storage thereof), and the right to apply for the appointment of a receiver for the Borrower’s property.  Further, the Agent may, at any time or times after the occurrence of an Event of Default that is continuing, sell and deliver all Collateral held by or for the Agent at public or private sale for cash, upon credit bid by Agent or otherwise, at such prices and upon such terms as the Agent, in its sole discretion, deems advisable or the Agent may otherwise recover upon the Collateral in any commercially reasonable manner.  The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at Borrower’s address as shown in Section 9.3, at least ten (10) days before the time of the event of which notice is being given.  The Agent may be the purchaser at any sale, if it is public.  In connection with the exercise of the foregoing remedies, and not without limitations of any remedies with respect to Intellectual Property Rights Collateral, the Agent may exercise the rights and license granted under Section 3.6.  The proceeds of sale, if any, shall be applied first to all costs and expenses of sale, including reasonable attorneys’ fees, and second to the payment (in whatever order the Agent elects) of all Obligations.  After the indefeasible payment and satisfaction in full of all of the Obligations, and after the payment by the Agent of any other amount required by any provision of law, including Section 9-608(a)(1) of the UCC (but only after the Agent has received what the Agent considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to the Borrower or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.  The Borrower shall remain liable to the Lenders for any deficiency.  The Parties hereto each hereby agree that the exercise by any Party hereto of any right granted to it or the exercise by any Party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder or under any Loan Document shall not constitute confidential information and no party shall have any duty to the other Party to maintain such information as confidential, except for the portions of such publicly filed documents that are subject to a confidential treatment request made by the Borrower to the SEC;

(b)           the Agent may exercise and enforce its rights and remedies under the this Agreement and/or the other Security Documents; and

(c)           the Agent may exercise any other rights and remedies available to it by law or agreement.

Section 7.3.          Certain Notices.  If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten (10) calendar days before the date of intended disposition or other action.

ARTICLE VIII

AGENCY PROVISIONS

Section 8.1.          Appointment and Authorization.  Each Lender hereby designates and appoints the Agent as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  The Agent agrees to act as such on the express conditions contained in this Article VIII.  The provisions of this Article VIII are solely for the benefit of the Agent and the Lenders and the Borrower shall not have rights as a third party beneficiary of any of the provisions contained herein.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Agent shall only exercise or refrain from exercising any rights or take or refrain from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents with the prior consent of all of the Lenders.

Section 8.2.          Delegation of Duties.  With the prior consent of all of the Lenders, the Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agent, employee, or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct

Section 8.3.          Liability of the Agent.  The Agent shall not (a) be liable for any action taken or omitted to be taken by it at the direction of the Lenders under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower to perform its obligations hereunder or thereunder.  The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of the Borrower.

Section 8.4.          Reliance by the Agent.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telephone or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants, and other experts selected by the Agent and approved by all of the Lenders.  With the prior consent of all of the Lenders, the Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

Section 8.5.         Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Agent will notify the Lenders of its receipt of any such notice.  The Agent shall take such action with respect to such Default or Event of Default as may be requested by all of the Lenders.

Section 8.6.          Credit Decision.  Each Lender acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender.  Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower.  Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Borrower which may come into the possession of the Agent.

Section 8.7.          Indemnification. THE LENDERS SHALL INDEMNIFY UPON DEMAND THE AGENT (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), PRO RATA, FROM AND AGAINST ANY AND ALL INDEMNIFIED

LIABILITIES (AS SUCH TERM IS DEFINED IN SECTION 9.6); PROVIDED, HOWEVER THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT OF ANY PORTION OF SUCH AGENT INDEMNIFIED LIABILITIES THAT ARE FOUND BY A FINAL AND NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED SOLELY FROM THE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWER.  THE UNDERTAKING IN THIS SECTION SHALL SURVIVE THE PAYMENT OF ALL OBLIGATIONS HEREUNDER AND THE RESIGNATION OR REPLACEMENT OF THE AGENT.

Section 8.8.          Successor Agent.  The Agent may resign as Agent upon thirty (30) days notice to the Lenders, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent.  If the Agent resigns under this Agreement, the Lenders shall appoint a successor agent for the Lenders.  If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders, a successor agent.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers, and duties as the Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 8.8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

Section 8.9.          Collateral Matters.

(a)           With the prior consent of each of the Lenders, the Agent is authorized to release any Lien upon any Collateral.

(b)           Upon receipt by the Agent of any authorization required pursuant to Section 8.9(a) to release any Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request (or such shorter time period as the Lenders may agree) by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the  Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s judgment, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

Section 8.10.        Restrictions on Actions by the Lenders; Sharing of Payments.

(a)           Each of the Lenders agrees that it shall not, without the consent of all of the Lenders, set-off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless agreed to by all of the Lenders, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)           If at any time or times any Lender shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s portion of all such distributions by the Agent, such Lender shall promptly turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement.

Section 8.11.       Agency for Perfection.  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession.  Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

Section 8.12.        Payments by the Agent to the Lenders.  All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent, or pursuant to such other wire transfer instructions as each Lender may designate for itself by written notice to the Agent.  Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest.

Section 8.13.        Concerning the Collateral and the Related Loan Documents.  Each Lender agrees that any action taken by the Agent or the Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

Section 8.14.        Relation Among the Lenders.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

ARTICLE IX

MISCELLANEOUS

Section 9.1.          No Waiver; Cumulative Remedies; Compliance with Laws.  No failure or delay by the Agent in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.  The Agent may comply with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

Section 9.2.          Amendments, Etc.  No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 9.3.          Notices; Communication of Confidential Information; Requests for Accounting.  Any notice or request hereunder may be given to the Borrower or the Agent and the Lenders at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 9.3.  Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or facsimile transmission (confirmed by mail).  Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the Party to whom it is addressed, in the case of those by registered or certified mail or overnight mail, deemed to have been given three (3) Business Days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a facsimile transmission, when confirmed.

Notices shall be provided as follows:

If to the Agent or the Lenders:

LV Administrative Services, Inc.
230 Park Avenue, Suite 1152
New York, New York 10169
Attention: Portfolio Services
Telephone:  (212) 541-5800
Facsimile:   (212) 581-4410

With a copy to:

Christian Thomas
Thomas Law Group, P.C.
1001 Avenue of the Americas, 11th Floor
New York, New York 10018
Telephone:  (212) 541-5800
Facsimile:   (212) 581-4410

Ronald E. Osman
Ronald E. Osman & Associates Ltd.
1602 Kimmel Street
Marion, Illinois 62959
Telephone: (618) 997-5151
Facsimile: (618) 997-4983

If to the Borrower:

Biovest International, Inc.
300 South Hyde Park Avenue, Suite 210
Tampa, Florida 33606
Attention: Carlos F. Santos, Ph.D., CEO
Telephone:  (813) 864-2554
Facsimile:   (813) 436-8385

or such other address as may be designated in writing hereafter in accordance with this Section 9.3 by such Person.

Section 9.4.          Further Documents.  The Borrower will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, and other agreements and writings that the Agent may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Agent or the Lenders’ rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).  Promptly upon the Agent’s request, the Borrower shall execute and deliver to the Agent a power of attorney authorizing the Agent to execute in the name, and on behalf, of the Borrower any and all documents reasonably necessary to consummate a sale of Collateral after an Event of Default.

Section 9.5.          Costs and Expenses.  All actual costs and expenses, including reasonable attorneys’ fees, incurred by the Agent and the Lenders in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Loan Documents and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest, shall be due and payable by the Borrower on the Termination Date.

Section 9.6.          Indemnity.  In addition to the payment of expenses pursuant to Section 9.5, the Borrower shall indemnify, defend and hold harmless the Agent and the Lenders, and any of their participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the “Indemnitees”) from and against any of the following (collectively, the “Indemnified Liabilities”):

(i)           Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances; and

(ii)          Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

Notwithstanding the foregoing, the Borrower shall not be obligated to indemnify any Indemnitee for any Indemnified Liability caused by the gross negligence or willful misconduct of such Indemnitee, as finally determined by a court of competent jurisdiction.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee’s request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower’s sole cost and expense.  Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding.  If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Section 9.7.          Participants.  Each Lender and its participants, if any, are not partners or joint venturers, and such Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants.  All rights and powers specifically conferred upon any Lender may be transferred or delegated to any Lender’s participants, successors or assigns.

Section 9.8.          Execution in Counterparts; Telefacsimile Execution.  This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Agreement or any other Loan Document by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement or such other Loan Document.  Any party delivering an executed counterpart of this Agreement or any other Loan Document by telefacsimile also shall deliver an original executed counterpart of this Agreement or such other Loan Document but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Document.

Section 9.9.          Retention of Borrower’s Records.  The Agent and the Lenders shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Agent or any Lender by the Borrower or in connection with the Loan Documents for more than thirty (30) days after receipt by the Agent or any Lender.  If there is a special need to retain specific records, the Borrower must inform the Agent of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 9.3 within thirty (30) days of the Agent or any Lender taking control of same.

Section 9.10.        Binding Effect; Assignment; Complete Agreement; Sharing Information; Confidentiality.  The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Agent’s prior written consent.  To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Agent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the Parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.  To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. The Agent and the Lenders may share information regarding the Borrower with their respective accountants, lawyers and other advisors and the Borrower waives any right of confidentiality it may have with respect to all such sharing of information.  Any other provision of this Agreement or the other Loan Documents notwithstanding, the Agent and the Lenders and such other parties shall use reasonable efforts in accordance with their policies and procedures in place from time to time to maintain the confidentiality of the financial and business information they obtain from the Borrower and to prevent the inappropriate dissemination and disclosure thereof; provided that, nothing in this Agreement or the other Loan Documents shall prohibit the Agent and the Lenders from providing any information regarding the Borrower to internal auditors, other operating divisions of the Agent, any Lender, any Lender affiliates, or in response to a request from a regulatory authority having jurisdiction over the Agent or any Lender.

Section 9.11.        Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 9.12.        Headings.  Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 9.13.        Election of Remedies.  If the Agent may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving the Agent a security interest in or Lien upon any Collateral, whether owned by the Borrower, either by judicial foreclosure or by non judicial sale or enforcement, the Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section.  If, in the exercise of any of its rights and remedies, the Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower, whether because of any applicable laws pertaining to “election of remedies” or the like, the Borrower hereby consents to such action by the Agent and waives any claim based upon such action.  Any election of remedies that results in the denial or impairment of the right of the Agent to seek a deficiency judgment against the Borrower shall not impair the Borrower’s obligation to pay the full amount of the Obligations.  In the event the Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Agent may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent might otherwise be entitled but for such bidding at any such sale.

Section 9.14.        Governing Law; Jurisdiction, Venue.

(a)           The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York, except that at all times the provisions for the creation, perfection and enforcement of the Liens and Security Interest granted by the Borrower pursuant to the Loan Documents with respect to the Collateral may be governed by, and construed according to, the laws of the state where such Collateral is located.  The Parties hereto acknowledge and agree that the State and/or Federal courts located in the County of New York, State of New York shall have exclusive jurisdiction over this Agreement and the other Loan Documents and any disputes or matters arising hereunder and thereunder.

(b)           THE BORROWER, THE AGENT AND THE LENDERS DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE BORROWER, THE AGENT AND THE LENDERS WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY OF THE AGENT OR THE LENDERS AND/OR THE BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the first date set forth in the Preamble.

BORROWER:

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name: David Moser
Title: Secretary

LENDERS:

PABETI, INC.

By:	/s/ Ronald E. Osman
Name: Ronald E. Osman
Title: President

VALENS U.S. SPV I, LLC
By: Valens Capital Management, LLC, its investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.
By:Valens Capital Management, LLC, its investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Authorized Signatory

Schedules

Schedule 1	Advance Percentage
Schedule 6.2	Liens

Exhibits

Exhibit A	Intellectual Property Security Agreement
Exhibit B	Secured Promissory Note
Exhibit C	Form of Notice of Borrowing

Schedule 1
Advance Percentage

Pabeti, Inc.	─	28.00%
Valens U.S. SPV I, LLC	─	10.11%
Valens Offshore SPV II, Corp.	─	61.89%

Schedule 6.2
Liens

1.	The Economic Development Authority in and for the City of Coon Rapids

Equipment:
AutovaxID (24)	PDA Detector
AutovaxID-P x 3	pH, Osmolarity x 2
Bench x 3	Plate Reader
Biosafety Cabinet 6 ft x 2	Refrigerator 2-8 C
BSC hood 4 ft x 2	Retain Finished product freezer
chair x 4	RT-PCR
Densitometer	Sequencer
Filter Integrity Tester x 2	Stir Plate x 3
Hot Plate x 3	TFF holder x 3
HPLC	tubing welder x 3
Incubator x 2	work bench
LN2 Dewar EOP

2.	City of Coon Rapids

Equipment
AutovaxID (24)	PDA Detector
AutovaxID-P x 3	pH, Osmolarity x 2
Bench x 3	Plate Reader
Biosafety Cabinet 6 ft x 2	Refrigerator 2-8 C
BSC hood 4 ft x 2	Retain Finished product freezer
chair x 4	RT-PCR
Densitometer	Sequencer
Filter Integrity Tester x 2	Stir Plate x 3
Hot Plate x 3	TFF holder x 3
HPLC	tubing welder x 3
Incubator x 2	work bench
LN2 Dewar EOP

3.	Royal Bank of America Leasing, L.P.

Equipment:	AKTA Purifier

3

Exhibit A

Form of Intellectual Property Security Agreement
(See Attached)

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), dated as of ________________, is made by Biovest International, Inc., a Delaware corporation (the “Company” or the “Grantor”), in favor of LV Administrative Services, Inc., a Delaware corporation, as administrative and collateral agent for the Lenders (as defined in the Credit Agreement referred to below) (the “Agent”).

WHEREAS, pursuant to that certain Credit and Security Agreement dated as of the date hereof (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, the Lenders party thereto from time to time and the Agent, the Lenders have agreed to provide financial accommodations to the Company;

WHEREAS, Creditor Parties are willing to enter into the Credit Agreement only upon the condition, among others, that Grantor shall have executed and delivered to Agent this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

Section 1.             DEFINED TERMS; RULES OF CONSTRUCTION.

(a)	Capitalized terms used in this Agreement but not otherwise defined herein have the meanings given to them in the Credit Agreement.

(b)	When used herein the following terms shall have the following meanings:

“Copyrights” means all copyrights arising or protected under the laws of the United States, any other country or any political subdivision thereof, whether registered, or unregistered and whether published or unpublished, all registrations and recordings therefor, and all applications in connection therewith, including but not limited to all registrations, recordings and applications in the United States Copyright Office, any State, or any similar office or agency of the United States, any State, any other country or political subdivision, or any other registry.

“Copyright Licenses” means all agreements pursuant to which any Grantor is licensor or licensee, granting any right under any Copyright, including but not limited to, rights to manufacture, reproduce, display, distribute, perform, modify or otherwise exploit, and sell materials embodying or derived from, any Copyrighted work.

“Intellectual Property” means any and all of the following, throughout the world:  Patents, Trademarks, Copyrights, mask works, designs, trade secrets, information, databases, rights of publicity, software, and any other proprietary rights and processes; any licenses to use any of the foregoing owned by a third party including Patent Licenses, Trademark Licenses and Copyright Licenses; and registrations, applications and recordings pertaining to any of the foregoing on any registry;

5

“Obligations” shall have the meaning provided thereto in the Credit Agreement.

“PTO” means the United States Patent and Trademark Office and any successor office or agency.

“Patents” means all patents issued by the PTO, any similar office or agency of the United States, any State, or any other country or political subdivision or other registry, all recordings thereof, and all applications therefor.

“Patent Licenses” means all agreements pursuant to which any Grantor is licensor or licensee, granting any right to manufacture, have made, import, use, or sell any invention covered in whole or in part by a Patent.

“Trademarks” means all trademarks, trade names, corporate names, business names, fictitious business names, Internet Domain Names, trade styles, services marks, logos and other source or business identifiers, arising or protected under the laws of the United States, any State any other country or political subdivision thereof, whether registered or unregistered, and all goodwill connected with the use of and symbolized thereby, all registrations and recordings thereof, and all applications therefor, in the PTO, in any similar office or agency of the United States, any State, any other country or political subdivision, any Internet Domain Name registrar, or any other registry.

“Trademark Licenses” mean all agreements pursuant to which any Grantor is licensor or licensee, granting any right to use a Trademark.

“UCC” shall have the meaning provided thereto in the Credit Agreement.

(c)
All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement.  The words “herein”, “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  The term “or” is not exclusive.  The term “including” (or any form thereof) shall not be limiting or exclusive.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement.  All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

6

(d)
The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

(e)
In the event of an irreconcilable conflict between the terms of this Agreement and the terms of the Credit Agreement, the Agent shall have the right to determine which Agreement shall govern with respect to each such conflict.

Section 2.             GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL.  To secure the prompt payment to the Creditor Parties of the Obligations of the Grantors now or hereafter existing from time to time, each Grantor hereby pledges and grants to the Agent, for the ratable benefit of the Creditor Parties, a continuing security interest in and Lien upon all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Collateral”):

(a)	Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

(b)	Patents and Patent Licenses to which it is a party, including those referred to on Schedule II hereto;

(c)	Copyrights and Copyright Licenses to which it is a party, including those referred to on Schedule III hereto;

(d)	Intellectual Property not covered by the foregoing, including those referred to on Schedule IV hereto;

(e)	Renewals, reissues, continuations, divisions, or extensions of any of the foregoing;

(f)
Rights to sue third parties for past, present or future infringement, dilution, misappropriation, or other violation of rights in any Intellectual Property, including injury to the goodwill associated with any Trademark, and all causes of action for the same:

(g)
All products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under licenses of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form; provided, however, that the Collateral shall not constitute a grant of a security interest in any trademark or service mark applications filed in the PTO on the basis of any Grantor’s intent to use such trademark or service mark, unless and until a statement of use or amendment to allege use is filed in the PTO, in which event, such trademark or service mark shall automatically be included in the Collateral.

7

Section 3.             REPRESENTATIONS AND WARRANTIES.

Each Grantor represents and warrants to Agent, in addition to the representations and warranties in Credit Agreement and Loan Documents (as defined in the Credit Agreement), that:

(a)
Such Grantor does not own, in whole or in part, any Patent, Trademark, Copyright, or other Intellectual Property which is the subject of a registration or application in the United States Patent and Trademark Office, United States Copyright Office, any similar office or agency of the United States, any State, any other country or political subdivision, any Internet Domain Name registrar, or any other registry, except as set forth in Schedule I, Schedule II, Schedule III, and Schedule IV, respectively, hereto.

(b)
such Grantor is the sole owner of the Intellectual Property listed on Schedules I to IV hereto (as such schedules may be amended or supplemented from time to time) identified as owned by such Grantor, and all registrations and applications for such Intellectual Property are standing in the name of such Grantor.

(c)	no Intellectual Property has been licensed or sublicensed by any Grantor to any Affiliate or third party, except under the licenses disclosed in Schedules I to IV hereto.

(d)
all Intellectual Property owned by such Grantor, including the items set forth on Schedules I to IV, and, to such Grantor’s knowledge, all Intellectual Property licensed to such Grantor, is subsisting in good standing, valid, and enforceable and such Grantor performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain, each registration and application for Intellectual Property owned by such Grantor in full force and effect.

(e)
such Grantor has been using statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrighted material ;

(f)
such Grantor has taken all actions necessary to insure that all licensees of  Trademarks owned by such Grantor use consistent standards of quality as directed by Grantor in connection with their licensed products and services;

(g)
this Agreement is effective to create a valid security interest in favor of Agent, for the benefit of the Creditor Parties, in all of Grantor’s Intellectual Property.  Upon the (i) filing of this Intellectual Property Security Agreement in the PTO (with respect to the United States Patents set forth on Schedule I hereto and the United States Trademarks set forth on Schedule II hereto), and in the United States Copyright Office (with respect to the United States Copyrights set forth on Schedule III hereto), and (ii) the filing of all appropriate UCC-1 financing statements, such security interest will be enforceable as such as against any and all creditors of, and purchasers from, Grantor.  Upon the making of such filings set forth above, all action necessary or desirable to protect and perfect Agent’s Lien on each Grantor’s United States and State Patents, Trademarks, and Copyrights, shall have been taken.

8

Section 4.             COVENANTS.  Each Grantor covenants and agrees with Agent, from and after the date of this Agreement, and in addition to the covenants in Credit Agreement, that:

(a)
Such Grantor shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any Intellectual Property owned by such Grantor may become abandoned, dedicated to the public, placed in the public domain or otherwise invalidated or unenforceable, or of any adverse determination or development in any proceeding (including the institution of any proceeding) in the PTO, the United States Copyright Office, or any similar agency of the United States, any State, or other country or political subdivision thereof, any Internet Domain registry or other registry, or any court,  regarding Grantor’s ownership of or right to use register, keep and/or maintain any Intellectual Property;

(b)
Such Grantor shall take all actions necessary, or requested by Agent, to maintain and pursue each application, for registration in respect of the Intellectual Property owned by Grantor from time to time, by including filing applications for renewal, affidavits of use, affidavits of noncontestability and the commencement and prosecution of opposition and interference and cancellation proceedings;

(c)
In the event that any Intellectual Property owned by or exclusively licensed to such Grantor is infringed, diluted, misappropriated, or otherwise violated by a third party, such Grantor shall notify Agent promptly after such Grantor learns thereof and shall promptly take all reasonable actions to stop the same and enforce its rights in such Intellectual Property and to recover all damages therefor, including, but not limited to, the initiation of a suit for injunctive relief and damages and shall take such other actions as are reasonable, or as Agent shall deem appropriate under the circumstances to protect such Grantor’s rights in such Intellectual Property:.

(d)
Such Grantor shall use statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, appropriate notice of copyright in connection with the publication of Copyrighted materials, and other legends or markings applicable to other Intellectual Property;

(e)
Such Grantor shall maintain the level of the quality of products sold and services rendered under any Trademarks owned by such Grantor at a level at least consistent with the quality of such products and services as of the date hereof, and such Grantor shall adequately control the quality of goods and services offered by any licensees of its Trademarks; and

9

(f)	Such Grantor shall take all steps necessary to protect the secrecy of all trade secrets material to its business.

Section 5.             SECURITY AGREEMENT.  The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted by each Grantor to Agent, for the ratable benefit of the Creditor Parties, pursuant to the Credit Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Collateral made and granted herein are more fully set forth in the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  Any rights and remedies set forth herein are without prejudice to, and in addition to, those set forth in the Credit Agreement.

Section 6.             REINSTATEMENT.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7.             INDEMNIFICATION. Each Grantor assumes all responsibility and liability arising from the use of the Intellectual Property and Grantors, jointly and severally, hereby indemnify and hold Agent and each other Creditor Party harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any Grantor’s operations of its business from the use of the Intellectual Property.  In any suit, proceeding or action brought by Agent under any Patent License, Trademark License, or Copyright License for any sum owing thereunder, or to enforce any provisions of such License, Grantors will, jointly and severally, indemnify and keep Agent and each other Creditor Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from any Grantor, and all such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any other Creditor Party.

Section 8.             NOTICES.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in Credit Agreement.

10

Section 9.             TERMINATION OF THIS AGREEMENT.  Subject to Section 6 hereof, this Agreement shall terminate upon payment in full in cash of all Obligations and irrevocable termination of Credit Agreement.

Section 10.          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Signature Page to Follow]

11

IN WITNESS WHEREOF, each Grantor has executed this Intellectual Property Security Agreement as of the date first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/
Name:
Title:

ACCEPTED and ACKNOWLEDGED by:

LV ADMINISTRATIVE SERVICES INC., as Agent

By:
Name:
Title:

SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT

SCHEDULE I
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

[If there are multiple Grantors, identify which items are owned by which Grantor]

I.           TRADEMARK REGISTRATIONS

MARK	COUNTRY	REG. NO.	REG. DATE

II.           TRADEMARK APPLICATIONS

MARK	COUNTRY	APPLICATION NUMBER	APPLICATION DATE

III.           TRADEMARK LICENSES*

REG. NO.	MARK	COUNTRY	REG. DATE

IV.           INTERNET DOMAIN NAMES

NAME	REGISTRAR

___________________________________

* IP Licenses are typically scheduled as agreements (i.e. title, date, parties) and not by the licensed IP, due to burdensomeness on the Grantor and the fact that not all the IP subject to the license may be registered.

SCHEDULE II
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

[If there are multiple Grantors, identify which items are owned by which Grantor]

I.           PATENTS

Country	Patent Title	Patent No.	Date

II.           PATENT APPLICATIONS

Country	Application Title	Serial No.	Date

III.           PATENT LICENSES*

Patent	Reg. No.	Date

___________________________________

* See comment in prior footnote.

SCHEDULE III
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

[If there are multiple Grantors, identify which items are owned by which Grantor]

I.           COPYRIGHT REGISTRATIONS

Country	Copyright	Reg. No.	Date

II.           COPYRIGHT APPLICATIONS

Country	Copyright	Reg. No.	Date

III.           COPYRIGHT LICENSES*

Copyright	Reg. No.	Date

___________________________________

* See comment in prior footnote.  One exception to this is where the Grantor is an exclusive license of U.S. registered copyrights.  In such case, the registrations should be identified so that the license itself can be recorded in the U.S. Copyright Office against such registrations followed by the recording of the lien against them, as well.

SCHEDULE IV

TO

INTELLECTUAL PROPERTY SECURITY AGREEMENT

OTHER INTELLECTUAL PROPERTY REGISTRATIONS AND APPLICATIONS.

[If there are multiple Grantors, identify which items are owned by which Grantor]

Exhibit B

Form of Secured Promissory Note
(See Attached)

SECURED PROMISSORY NOTE

$_____________	December __, 2013

For value received, the undersigned, BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of _____________________ (the “Lender”), acting through the Agent, ________________, on the Termination Date referenced in the Credit and Security Agreement dated the same date as this Secured Promissory Note (this “Note”) that was entered into by the Lenders and the Borrower (as amended from time to time, the “Credit Agreement”), at the Agent’s office located at 230 park Avenue, Suite 1152, New York, New York 10169, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of ______________________ Dollars ($_________) or the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

This Note is one of the Notes referenced in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for acceleration hereof.  Principal and interest due hereunder shall be payable as provided in the Credit Agreement.  This Note is secured, among other things, pursuant to the Credit Agreement and Security Documents, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower shall pay all actual costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

Unless otherwise defined herein, capitalized terms used in this Note shall have the meaning ascribed to them in the Credit Agreement.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

[Signature on next page]

BIOVEST INTERNATIONAL, INC.

By:

Its:

Exhibit C

Form of Notice of Borrowing

______________, 2013

LV Administrative Services, Inc.
230 Park Avenue, Suite 1152
New York, New York 10169

Re:	Credit and Security Agreement (the “Credit Agreement”) by and among Biovest International, Inc. (the “Borrower”), the Lenders party thereto, and LV Administrative Services, Inc., as Agent

Ladies and Gentlemen:

Reference is made to the above referenced Credit Agreement.  Capitalized terms used herein and not defined herein shall have meanings given to them in the Credit Agreement

Borrower hereby requests an Advance in accordance with the Credit Agreement in the following amount: $____________.  The proceeds of such Advance will be used in accordance with Section 2.7 of the Credit Agreement.

Borrower hereby irrevocably authorizes and directs the Agent to disburse the proceeds of such Advance to the following account:

Upon compliance with the above instructions, the Advance shall constitute an Obligation under the Credit Agreement.

These instructions are irrevocable unless otherwise agreed by the Agent.  The person whose signature appears below represents and warrants that (i) he is duly authorized to execute these instructions on behalf of the Borrower; (ii) no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing; (iii) the representations and warranties of the Borrower in the Credit Agreement are true, correct and complete as of the date hereof in all material respects as if made on the date hereof; and (iv) the Borrower is in compliance with each and every one of its covenants in the Credit Agreement.

A facsimile copy of these instructions shall be deemed valid and may be accepted and relied upon by the Agent as an original.  The Borrower agrees to indemnify and hold you harmless in connection with your compliance with these instructions.

Very truly yours,

BIOVEST INTERNATIONAL, INC.

By:
Name:
Title: